Exhibit 10.11

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the seventh day of August, 2007, by and between California Management Solutions, Inc., a California corporation (“Employer”), and Iradjemr Shadfar (“Employee”).

W I T N E S S E T H:

WHEREAS, the officers, managers and/or directors of Employer are of the opinion that Employee has education, experience, business contacts, and/or expertise which is of significant value to Employer and its owners;

WHEREAS, Employee has significant experience in the agricultural industry which experience has been in a line of product sales which is considered by Employer’s management to be competitive to Employer and its parent corporation, US Farms; and

WHEREAS, Employer and Employee desire to enter into this Employment Agreement, pursuant to which Employee shall be employed by Employer, to set forth the respective rights, duties and obligations of the parties hereto.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, Employer and Employee agree as follows:

1.

EMPLOYMENT.  Employer hereby agrees to employ Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2.

TERM.  For purposes of this Agreement, “Term” shall mean the original term (as defined in Section 2.1 below) and the renewal term (as defined in Section 2.2 below), if applicable.

2.1

Original Term: The Term of this Agreement shall commence on August 7, 2007 (“Primary Commencement Date”) and expire either sixty (60) months after commencement of the Primary Commencement Date, or sixty (60) months after commencement of the Secondary Commencement Date, which ever shall occur later in time, unless sooner terminated pursuant to the terms and provisions herein stated. Certain terms and conditions of this Agreement shall not commence until such time as Employer has capitalized Employee’s division or alternatively a to be formed wholly owned subsidiary, with two million dollars ($2,000,000) (“Secondary Commencement Date”).  Note: the purpose of the Secondary

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Commencement Date is to provide Employee with sufficient capital to operate the division of Employee’s primary responsibility. Employer and Employee shall, upon determining the Secondary Commencement Date, set forth the Secondary Commencement Date on Addendum E, attached hereto.

2.2

Renewal Term:  This Agreement shall automatically be extended for two additional one (1) year renewal terms from the later of the Primary Commencement Date or the Secondary Commencement Date, unless either party gives written notice to terminate this Agreement at least one hundred eighty (180) days prior to the end of the preceding term.

3.

COMPENSATION.

3.1

    Salary:   Employer shall pay Employee a base salary of Fifteen Thousand Dollars ($15,000) per month, payable in accordance with Employer’s normal policies but in no event less often than semi-monthly (the “Salary”).  Salary payments pursuant to this paragraph shall continue from the date of this Agreement until the termination hereof, or until the payout of Salary totals $90,000, except as referenced below, at which time the Salary portion of this Agreement shall be suspended until such time as the amount of Salary paid under this Agreement is less than $90,000 at any point in time during the Term hereof. It being the intention of the parties that at no time shall the amount of paid out Salary exceed $90,000 (“Maximum Salary Advance”) during the entire term of this Agreement. However, such suspended period or the Maximum Salary Advance shall not commence until the start of the Secondary Commencement Date as defined hereinabove. Therefore, whatever amounts of salary paid prior to the Secondary Commencement Date shall not be applied toward the Maximum Salary Advance calculation.

3.2

Commissions: Employer shall pay Employee commissions in accordance with the commission structure (the “Commission Structure”) which is attached to this Agreement as Addendum A, subject to the Salary Offset and Incentive Compensation Offset as herein defined below. Incentive Compensation shall be paid not less frequently than once every quarter, and prorated as applicable.

3.2.1

Salary Offset: Employer shall offset against the Commissions paid pursuant to the Commission

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Structure all Salary paid pursuant to paragraph 3.1 above.

3.2.2

Incentive Compensation Offset: Employee has been provided Incentive Compensation as consideration for providing Employer with Employee’s contacts and business opportunities, which Employee would have otherwise taken on himself. However, in the event Employee does not generate minimum revenues and gross margins as set forth herein below (minimum revenue criteria), then in that event Employee shall be required to pay back, from Commissions earned, to Employer, that amount of Incentive Compensation calculated by dividing the total incentive compensation by five (5), (which sum is $180,000), and paying said sum back to Employer. Therefore, if in any twelve (12) month period, commencing on the Secondary Commencement Date, the minimum revenue criteria for sales as set forth below is not met, Employee shall return $180,000. Minimum revenue criteria for each twelve (12) month period commencing on the Secondary Commencement Date is as follows:

3.2.2.1

First twelve (12) months - -$10 million in revenue and 10% gross margin;

3.2.2.2

Second twelve (12) month period - -$15 million in revenue and 10% gross margin;

3.2.2.3

Third twelve (12) month period - -$20 million in revenue and 10% gross margin;

3.2.2.4

Fourth twelve (12) month period- -$25 million in revenue and 10% gross margin;

3.2.2.5

Fifth twelve (12) month period - -$25 million in revenue and 10% gross margin;

3.3

Incentive Compensation: Employer has determined that Employee operates a business which is anticipated to be competitive with Employer. To establish incentives for Employee to

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terminate Employee’s current business operations and work full time for Employer pursuant to the terms and conditions of this Agreement, and in anticipation of immediately utilizing Employee’s business skills, business acumen, vendor and vendee contacts, Employer agrees to pay Employee incentive compensation in the sum of Nine Hundred Thousand Dollars ($900,000), payable in equal monthly installments of 150,000, commencing on the Secondary Commencement Date.

3.4

Stock Compensation Earnout Shares: Employer shall issue to Employee: (i) 100,000 common shares of US Farms, Inc. stock (“US Farms Shares”) concurrent with the execution of this Agreement; and (ii) an additional 900,000 US Farms Shares pursuant to the terms and conditions of Section 3.6 hereof (each such payment shall be referred to as an “Earnout Payment” and such shares shall be referred to as the “Earnout Shares.”

3.5

Certain Definitions.

3.5.1

“Net Revenue” is calculated by adding: (1) the revenue generated during each twelve (12) month period commencing with the Secondary Commencement Date, from the sale of garlic resulting from Employee’s efforts, less Bad Debt, refunds and allowances.

3.5.2

“Gross Margin” is calculated by adding: (1) the net revenue generated during the twelve (12) month period commencing with the Secondary Commencement Date, from the sale of garlic resulting from Employee’s efforts, (2) less the Cost of Goods Sold.

3.5.3

“Minimum Gross Margin” shall be equal to 10% or greater of Revenues.

3.5.4

“Cost of Goods Sold” is equal to the cost of raw materials, freight, duties, and direct labor, and direct costs incurred by Employer that are directly tied to the production of Garlic.

3.5.5

“Bad Debt” shall mean any account receivable that has not been collected within 120 days and/or any customer revenue adjustment.

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3.5.6

“First Year Achieved Revenue” shall mean the total revenues generated from the sale of garlic resulting from Employee’s efforts for the twelve (12) month period commencing on the Secondary Commencement Date and ending twelve (12) months from the date thereof.

3.5.7

“Second Year Achieved Revenue” shall mean the total revenues generated from the sale of garlic resulting from Employee’s efforts for the twelve (12) month period commencing twelve (12) months from the Secondary Commencement Date and ending twenty (24) months from the date thereof.

3.5.8

“Third Year Achieved Revenue” shall mean the total revenues generated from the sale of garlic resulting from Employee’s efforts for the twelve (12) month period commencing twelve (12) months from the Secondary Commencement Date and ending thirty-six (36) months from the date thereof.

3.5.9

“Fourth Year Achieved Revenue” shall mean the total revenues generated from the sale of garlic resulting from Employee’s efforts for the twelve (12) month period commencing twelve (12) months from the Secondary Commencement Date and ending forty-eight (48) months from the date thereof.

3.5.10

“Fifth Year Achieved Revenue” shall mean the total revenues generated from the sale of garlic resulting from Employee’s efforts for the twelve (12) month period commencing twelve (12) months from the Secondary Commencement Date and ending sixty (60) months from the date thereof..

3.5.11

“First Year Period” shall mean the twelve (12) month period commencing from the Secondary Commencement Date and ending twelve (12) months thereafter.

3.5.12

“Second Year Period” shall mean the twelve (12) month period commencing twelve (12) months from

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the Secondary Commencement Date and ending twelve (12) months thereafter.

3.5.13

“Third Year Period” shall mean the twelve (12) month period commencing twenty-four (24) months from the Secondary Commencement Date and ending twelve (12) months thereafter.

3.5.14

“Fourth Year Period” shall mean the twelve (12) month period commencing thirty-six (36) months from the Secondary Commencement Date and ending twelve (12) months thereafter.

3.5.15

“Fifth Year Period” shall mean the twelve (12) month period commencing forty-eight months from the Secondary Commencement Date and ending twelve (12) months thereafter.

3.5.16

“Earnout Shares” shall be US Farms Shares issued as a result of any earnout payment obligation pursuant to this section 3.

3.5.17

“Maximum Earnout Payment” shall equal 900,000 Earnout Shares.

3.5.18

“Minimum Earnout Payment” shall equal 100,000 Earnout Shares.

3.5.19

“First Year Target Revenue” shall equal $10,000,000.

3.5.20

“Second Year Target Revenue” shall equal $20,000,000.

3.5.21

“Third Year Target Revenue” shall equal $30,000,000.

3.5.22

“Fourth Year Target Revenue” shall equal $40,000,000.

3.5.23

“Fifth Year Target Revenue” shall equal $50,000,000.

3.5.24

“First Earnout Payment” shall equal 100,000 Earnout Shares.

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3.5.25

“Second Earnout Payment” shall equal 200,000 Earnout Shares, less any Earnout Shares previously issued.

3.5.26

“Third Earnout Payment” shall equal 300,000 Earnout Shares, less any Earnout Shares previously issued.

3.5.27

“Fourth Earnout Payment” shall equal 400,000 Earnout Shares, less any Earnout Shares previously issued.

3.5.28

“Fifth Earnout Payment” shall equal 900,000 Earnout Shares, less any Earnout Shares previously issued.

3.6

Earnout Payments: Earnout Payments for each of the earnout payment periods shall be as follows:

3.6.1

First Year Period. The subsequent payment corresponding to the First Year Period (the “First Earnout Payment”) shall be the First Earnout Payment for the First Year Period, provided that the First Year Achieved Revenue is greater than or equal to the First Year Target Revenue and First Year Target Minimum Gross Margin. If the First Year Achieved Revenue is: (i) less than the First Year Target Revenue, and (ii) less than the Minimum Gross Margin, then the Earnout Payment for the First Year Period shall be equal to zero. Alternatively, however, if the First Year Achieved Revenue is greater than or equal to the target revenue of any subsequent years target revenue, and there is a Minimum Gross Margin corresponding to that year, then in that event the Earnout Payment shall be the Earnout Payment corresponding to the year for which the target revenue was achieved. However, at no time shall the aggregate Earnout Payments exceed the Maximum Earnout Payment.

3.6.2

Second Year Period. The subsequent payment corresponding to the Second Year Period (the “Second Earnout Payment”), shall be the Second Earnout Payment for the Second Year Period, provided that the Second Year Achieved Revenue and the Minimum Gross Margin is greater than or

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equal to the Second Year Target Revenue and the Minimum Gross Margin. If the Second Year Achieved Revenue is: (i) less than the Second Year Target Revenue, and (ii) less than the Minimum Gross Margin, then the Earnout Payment for the Second Year Period shall be equal to zero. Alternatively, however, if the Second Year Achieved Revenue is greater than or equal to the target revenue of any subsequent years target revenue, and there is a Minimum Gross Margin corresponding to that year, then in that event the Earnout Payment shall be the Earnout Payment corresponding to the year for which the target revenue was achieved. However, at no time shall the aggregate Earnout Payments exceed the Maximum Earnout Payment.

3.6.3

Third Year Period. The subsequent payment corresponding to the Third Year Period (the “Third Earnout Payment”), shall be the Third Earnout Payment for the Third Year Period, provided that the Third Year Achieved Revenue and the Minimum Gross Margin is greater than or equal to the Third Year Target Revenue and the Minimum Gross Margin. If the Third Year Achieved Revenue is: (i) less than the Third Year Target Revenue, and (ii) less than the Minimum Gross Margin, then the Earnout Payment for the Third Year Period shall be equal to zero. Alternatively, however, if the Third Year Achieved Revenue is greater than or equal to the target revenue of any subsequent years target revenue, and there is a Minimum Gross Margin corresponding to that year, then in that event the Earnout Payment shall be the Earnout Payment corresponding to the year for which the target revenue was achieved. However, at no time shall the aggregate Earnout Payments exceed the Maximum Earnout Payment.

3.6.4

Fourth Year Period. The subsequent payment corresponding to the Fourth Year Period (the “Fourth Earnout Payment”), shall be the Fourth Earnout Payment for the Fourth Year Period, provided that the Fourth Year Achieved Revenue and the Minimum Gross Margin is greater than or equal to the Fourth

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Year Target Revenue and the Minimum Gross Margin. If the Fourth Year Achieved Revenue is: (i) less than the Fourth Year Target Revenue, and (ii) less than the Minimum Gross Margin, then the Earnout Payment for the Fourth Year Period shall be equal to zero. Alternatively, however, if the Fourth Year Achieved Revenue is greater than or equal to the target revenue of any subsequent years target revenue, and there is a Minimum Gross Margin corresponding to that year, then in that event the Earnout Payment shall be the Earnout Payment corresponding to the year for which the target revenue was achieved. However, at no time shall the aggregate Earnout Payments exceed the Maximum Earnout Payment.

3.6.5

Fifth Year Period. The subsequent payment corresponding to the Fifth Year Period (the “Fifth Earnout Payment”), shall be the Fifth Earnout Payment for the Fifth Year Period, provided that the Fifth Year Achieved Revenue and the Minimum Gross Margin is greater than or equal to the Fifth Year Target Revenue and the Minimum Gross Margin. If the Fifth Year Achieved Revenue is: (i) less than the Fifth Year Target Revenue, and (ii) less than the Minimum Gross Margin, then the Earnout Payment for the Fifth Year Period shall be equal to zero. However, at no time shall the aggregate Earnout Payments exceed the Maximum Earnout Payment.

3.7

Stock Legend:  The US Farms Shares shall contain the following legend:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE

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MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE ARE SPECULATIVE SECURITIES.

4.

EMPLOYEE BENEFITS.

4.1

General Benefits:  Employee shall be entitled to receive or participate in all benefit plans and programs of Employer currently existing or hereafter made available to executives or senior management of Employer, including but not limited to, dental and medical insurance, including coverage for dependents of Employee, pension and profit sharing plans, 401(k) plans, incentive savings plans, stock option plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.

4.2

Business Expense: Employee shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred directly by Employee in performing Employee’s duties and obligations under this Agreement.  Employer shall reimburse Employee for such expenses on a monthly basis, upon submission by Employee of appropriate receipts, vouchers or other documents in accordance with Employer’s policy.

4.3

Cellular Telephone: Employer shall provide Employee with a cellular telephone for use on Employer’s business and Employer shall be responsible for all costs and expenses incurred in connection with the operation and use of such cellular telephone, including but not limited to, monthly service charges and maintenance; provided, however, that Employer shall not be responsible for costs and expenses incurred for personal use of Employee.

4.4

Assistance: Employer shall furnish Employee with an office, together with a portable computer and office equipment and such other facilities and services as are deemed by the Board of Directors of Employer to be suitable for his position and adequate for the performance of his duties and obligations under this Agreement.  Employer shall also provide Employee with the necessary communications and computer gear, and related communications service cost and computer supplies, to support a working home office; provided, however, that this Section 4.5 shall in no way be construed to obligate Employer to provide Employee with office furnishings for such working home office or to reimburse

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Employee for home office use unless a separate written agreement is entered into between Employer and Employee.

5.

DUTIES/SERVICE

5.1

Position: Employee is employed as Vice President of Sales and Marketing for World Garlic & Spice, Inc. a wholly-owned subsidiary of US Farms, Inc. and shall perform such services and duties as are defined in Addendum B, Job Description, attached hereto, and as are normally associated with such position, subject to the direction, supervision and rules and regulations of Employer.

5.2

Place of Employment: The place of Employee’s employment and the performance of Employee’s duties will be at Employer’s corporate headquarters and at a separate office facility in San Diego, California or at such location as agreed upon by Employer and Employee.

5.3

Extent of Services: Employee shall at all times and to the best of his ability perform his duties and obligations under this Agreement in a reasonable manner consistent with the interests of Employer.  The precise services of the Employee may be extended or curtailed, from time to time at the discretion of Employer, and Employee agrees to render such different and/or additional services of a similar nature as may be assigned from time to time by Employer. However, Employer shall not materially alter Employee’s title, duties, obligations or responsibilities or transfer Employee outside of the San Diego area without Employee’s prior written consent.

5.3.1

Except as otherwise agreed by Employer and Employee in writing, it is expressly understood and agreed that Employee’s employment is fulltime and of a critical nature to the success of Employer and is therefore exclusive.  Employee may not be employed by other entities or otherwise perform duties and undertakings on behalf of others or for his own interest unless pre-approved by the Board of Directors.  Employer acknowledges that Employee presently, or may in the future, serve on the Board of Directors of other companies and such action shall not be a breach of this section; provided, however, that such companies either: (a) are listed on Addendum C, attached hereto; or (b) do not compete with Employer or interfere with the performance of Employee’s

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duties pursuant to this Agreement, as determined in the reasonable judgment of the Board of Directors.

5.3.2

Additionally, Employer recognizes that Employee has, or may have in the future, non-passive equity positions in other companies, which either: (a) are listed on Addendum C attached hereto; or (b) do not compete with Employer in the reasonable judgment of the Board of Directors.  Employer recognizes that such equity positions may occasionally require some limited attention from Employee during normal business hours.  However, Employee agrees that if such time is considered excessive by the Board of Directors, Employee shall be so advised and noticed by Employer and Employee shall be required to make appropriate adjustments to ensure his duties and obligations under this Agreement are fulfilled.

6.

TERMINATION.  The Term of this Agreement shall end upon its expiration pursuant to Section 2 hereof, provided that this Agreement shall terminate prior to such date: (a) upon the Employee’s resignation, death or permanent disability or incapacity; or (b) by Employer at any time for “Cause” (as defined in Section 6.4 below) or without Cause.

6.1

BY RESIGNATION.  If Employee resigns with “Good Reason” (as defined below), this Agreement shall terminate but: (a) Employee shall continue to receive, for a period of 4 months, Incentive Compensation in accordance with the terms and conditions of Addendum A and Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (b) all of Employee’s other compensation as set forth in paragraph 3, herein.  For purposes of this Agreement, “Good Reason” shall mean: (i) the assignment to Employee of duties substantially and materially inconsistent with the position and nature of Employee’s employment, the substantial and material reduction of the duties of Employee which is inconsistent with the position and nature of Employee’s employment, or the change of Employee’s title indicating a substantial and material change in the position and nature of Employee’s employment; (ii) a reduction in compensation and benefits that would substantially diminish the aggregate value of Employee’s compensation and benefits without Employee’s written consent; (iii) the failure by Employer to obtain from any successor, an agreement to assume and perform this Agreement; or (iv) a corporate “Change In Control” (as defined below).  For purposes of this Agreement, “Change In Control” shall mean (1) a merger or consolidation in which securities possessing

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more than fifty percent (50%) of the total combined voting power of Employer’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or the sale, transfer, or other disposition of more than fifty percent (50%) of the total combined voting power of Employer’s outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or (2) the sale, transfer or other disposition of all or substantially all of the Employer’s assets in complete liquidation or dissolution of Employer other than in connection with a transaction described in Section 6.1(1) above.  If Employee resigns without Good Reason, Employee shall be entitled to receive Employee’s Salary and Incentive Compensation only through the date of such resignation.

6.2

BY REASON OF INCAPACITY OR DISABILITY: If Employee becomes so incapacitated by reason of accident, illness, or other disability that Employee is unable to carry on substantially all of the normal duties and obligations of Employee under this Agreement for a continuous period of 4 months (the “Incapacity Period”), this Agreement shall terminate but: (a) Employee shall continue to receive, through the end of the fiscal year, Incentive Compensation in accordance with the terms and conditions of Addendum A; (b) Employee shall receive, during the Incapacity Period and for the four (4) month period thereafter (the “Extended Period”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect, reduced only by the amount of any payment(s) received by Employee pursuant to any disability insurance policy proceeds; and (c) Employee’s Stock Compensation shall be deemed vested through the fiscal year in which the incapacity or disability occurred, irrespective of the Employee reaching the Minimum Criteria as defined hereinabove.  For purposes of the foregoing, Employee’s permanent disability or incapacity shall be determined in accordance with Employer’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by Employer’s Board of Directors in its good faith judgment based upon Employee’s inability to perform normal and reasonable duties and obligations.

6.3

BY REASON OF DEATH:  If Employee dies during the Term of this Agreement, Employer shall: (a) pay to the estate of Employee, through the end of the fiscal year, Employee’s Incentive

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Compensation in accordance with the terms and conditions of Addendum A; (b) pay to the estate of Employee, for a period of four (4) months beginning on the date of death (the “Extended Period”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (c) Employee’s Stock Compensation shall be deemed vested through the fiscal year in which the incapacity or disability occurred, irrespective of the Employee reaching the Minimum Criteria as defined hereinabove. Other death benefits will be determined in accordance with the terms of Employer’s benefit plans and programs.

6.4

FOR CAUSE.  If the Term of this Agreement is terminated by Employer for Cause: (a) Employee shall be entitled to receive Employee’s Salary and Incentive Compensation only through the date of termination; and (b) Employee’s Stock Compensation shall be deemed vested only through the date of such termination for Cause, without pro-ration thereof. However, if a dispute arises between Employer and Employee that is not resolved within sixty (60) days and neither party initiates arbitration proceedings pursuant to Section 11.8, Employer shall have the option to pay Employee the lump sum of two (2) months base of Employee’s Salary at the time of termination (the “Severance Payment”) rather than Employee’s Salary and Incentive Compensation through the date of termination, and Employee’s Stock Compensation shall continue to be deemed vested through the date of such termination for Cause.  Such determination to pay the Severance Payment in lieu of Employee’s Salary and Incentive Compensation shall be made in the reasonable judgment of the Board of Directors.  If Employer elects to make a payment to Employee of the Severance Payment, the parties hereto agree that such payment and the payment provided by Section 6.6 shall be Employee’s complete and exclusive remedy for such a termination for Cause.  For purposes of this Agreement, “Cause” shall mean: (i) any act of dishonesty or fraud with respect to Employer; (ii) the commission by Employee of a felony, a crime involving moral turpitude or other act causing material harm to Employer’s standing and reputation; (iii) Employee’s continued material failure to perform Employee’s duties to Employer after thirty (30) days’ written notice thereof to Employee; or (iv) gross negligence or willful misconduct by Employee with respect to Employer.

6.5

WITHOUT CAUSE.  If, during the Term of this Agreement, Employer terminates the Employee’s employment without Cause: (a) Employee shall be entitled to receive for six (6) months after

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termination of this Agreement, Incentive Compensation in accordance with the terms and conditions of Addendum A, and Employee’s Base Salary, payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (b)  Employee’s Stock Compensation. The payments provided by Sections 6.5 and 6.6 shall be Employee’s complete and exclusive remedy for any termination without Cause.

6.6

EFFECT OF TERMINATION ON UNUSED VACATION TIME:  Upon the termination of this Agreement for any reason whatsoever, Employee shall also have the right to receive any accrued but unused vacation time, and any benefits vested under the terms of any applicable benefit plans.

7.

NON-DISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT.  Employee’s employment is subject to the requirement that Employee sign, observe and agree to be bound, both during and after Employee’s employment, by the provisions of Employer’s Non-Disclosure and Invention and Copyright Assignment Agreement, a copy of which is attached hereto as Addendum D.  Employee’s execution of the Non-Disclosure and Invention and Copyright Assignment Agreement is an express condition precedent to Employer’s obligations under this Agreement.  Employee further agrees to execute, deliver and perform, during the Term of Employee’s employment with Employer and thereafter, any other reasonable confidentiality and non-disclosure agreements concerning Employer and any of its affiliates and its business and products, which Employer promulgates for other key employees and executives.

8.

NON-COMPETITION: In consideration for the payment of the Incentive Compensation set forth in paragraph 3.3 in addition to the other consideration set forth herein, for a period of one (1) year after the termination of this Agreement, Employee expressly covenants and agrees that he will not and will not attempt to, without the prior written consent of Employer and US Farms, directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing, or control of, or be associated as an officer, director, employee, agent, partner, principal, representative, consultant, or otherwise with, or use or permit his name to be used in connection with, any line of business or enterprise that competes with Employer, US Farms or each of their respective Affiliates (as defined herein) in any business of Employer, Us Farms or their respective Affiliates, existing or proposed, wherever located, provided that Employee shall not be prohibited from owning, directly or indirectly, less than one percent (1%) of the

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outstanding shares of any corporation, the shares of which are traded on a National Securities Exchange or in the over-the-counter markets.

9.

NO INTERFERENCE: For a period of two (2) years after the termination of this Agreement, Employee expressly covenants and agrees that he will not and will not attempt to, without the prior written consent of Employer and US Farms, directly or indirectly interfere with or disrupt or attempt to interfere with or disrupt or take any action that could be reasonably expected to interfere with or disrupt any past or present or prospective relationship, contractual or otherwise, between Employer, US Farms and/or any of their respective Affiliates, and any customer, supplier, sales representative, or agent or employee of Employer, US Farms or any of their respective Affiliates.

10.

RETURN OF EMPLOYER PROPERTY: Employee agrees that upon any termination of his employment, Employee shall return to Employer within a reasonable time not to exceed two (2) weeks, any of Employer’s property in his possession or under his control, including but not limited to, computer/office automation equipment, records and names, addresses, and other information with regard to customers or potential customers of Employer with whom Employee has had contact or done business.

11.

RELATIONSHIP OF PARTIES: The parties intend that this Agreement create an employee-employer relationship between the parties.

12.

NOTICES:  All notices, required and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered or when placed in the United States Mail and forwarded by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or when forwarded via reputable overnight carrier, addressed to the party to whom such notices is being given at the following address:

As to Employer:

Attn: Yan Skawra

As to Employee:

Iradjemr Shadfar

Address Change: Any party may change the address(es) at which notices to it or him, as the case may be, are to be sent by giving the notice of such change to the other parties in accordance with this Section 10.

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13.

MISCELLANEOUS:

13.1

Entire Agreement.  This Agreement and the Addendums hereto contain the entire agreement of the parties.  This Agreement may not be altered, amended or modified except in writing duly executed by the parties.

13.2

Assignment.  Neither party, without the written consent of the other party, can assign this Agreement.

13.3

Binding.  This Agreement shall be binding upon and inure to the benefit of the parties, their personal representative, successors and assigns.

13.4

No Waiver.  The waiver of the breach of any covenant or condition herein shall in no way operate as a continuing or permanent waiver of the same or similar covenant or condition.

13.5

Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way.  The parties hereto agree to replace any invalid provision with at valid provision which most closely approximates the intent of the invalid provision.

13.6

Interpretation.  This Agreement shall not be construed more strongly against any party hereto regardless of which party may have been more responsible for the preparation of Agreement.

13.7

Governing Law  This Agreement shall be governed by and construed under the laws of the State of California, without reference to the choice of law principles thereof.

13.8

Arbitration.

13.8.1

Any controversy, dispute or claim of whatever nature in any way arising out of or relating to Employee’s employment with Employer, including, without limitation (except as expressly excluded below in Section 13.8.2) any claims or disputes by Employee against Employer, or by Employer against Employee, concerning, arising out of or relating to the separation of that employment; any other adverse personnel action by Employer; any federal, state or local law, statute or regulation prohibiting employment discrimination or

17	Initial ISH Initial YS

harassment; any public policy; any Employer disciplinary action; any Employer decision regarding a Employer policy or practice, including but not limited to Employee’s compensation or other benefits; and any other claim for personal, emotional, physical or economic injury (individually or collectively, “Covered Claims”) shall be resolved, at the request of any party to this Agreement, by final and binding arbitration in San Diego County, California before Judicial Arbitration Mediation Services (“JAMS”) in accordance with JAMS’ then-current policies and procedures for arbitration of employment disputes.

13.8.2

The only claims or disputes excluded from binding arbitration under this Agreement are the following: any claim by Employee for workers’ compensation benefits or for benefits under a Employer plan that provides its own arbitration procedure; and any claim by either party for equitable relief, including but not limited to, a temporary restraining order, preliminary injunction or permanent injunction against the other party.

13.8.3

This agreement to submit all Covered Claims to binding arbitration in no way alters the exclusivity of Employee’s remedy under Section 6.5 in the event of any termination without Cause or the exclusivity of Employee’s remedy under Section 6.4 in the event of any termination with Cause, and does not require Employer to provide Employee with any type of progressive discipline.

13.9

Titles.  Titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

13.10

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but together which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Employer:

US Farms, Inc.

a Nevada corporation

By: /s/ Yan Skwara

(signature)

 Yan Skwara

(Type/Print name)

____President_______________

(Office held)

Employee:

By: /s/ Iradiemr Shadfar

(signature)

___Iradjemr Shadfar_________

(Type/Print name)

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ADDENDUM A

COMMISSION STRUCTURE

Commission Structure

         Earned Commission

                                                                                 Gross margin

                                                                                         And Over                    And Less Than        Commission                   Net

                      0%

5%

0.0%

 2.5%

                     5%

10%

1.0%

6.5%

10%

15%

2.0%

10.5%

15%

20%

3.0%

14.5%

20%

25%

5.0%

17.5%

25%

35%

7.5%

22.5%

35%

10.0%

 25.0%

Financing Chargebacks

Financing Chargebacks to commissions accrue at .4615% weekly after the 7th day payments exceed terms and every 7 days thereafter.

24.0000% Annually (covers interest carrying costs and collection costs)

0.4615% Weekly

Examples

Invoice

10,000.00

10,000.00

10,000.00

10,000.00

10,000.00
Payment Terms

30

30

30

30

30
Payment Days

36

37

38

45

60
Days Late

6

7

8

15

30
Periods Late

0

0

1

2

4

Earned Commission @ 10%

1,000.00

1,000.00

1,000.00

1,000.00

1,000.00
Financing Chargeback

-

-

   (46.15)

   (92.31)

 (184.62)
Net Commission

1,000.00

1,000.00

   953.85

   907.69

  815.38

ADDENDUM B

Job Description for Iradjemr Shadfar

Job Title:

Vice President Marketing and Sales

Department:

Executive

Reports To:

Chief Operating Officer US Farms, Inc.

SUMMARY

The Vice President of Marketing and Sales (“VP of M & S”)  of World Garlic & Spice, Inc, a wholly-owned subsidiary of US Farms, Inc. plans and directs all aspects of World Garllic & Spice, Inc’s sales policies, objectives, and initiatives. Develops the sales plan to fulfill the growth and revenue goals of the organization. Responsible for ensuring maximum sales volume of an organization's products and/or services. Manages all aspects of the sales function including inside sales, outside sales and customer service teams. Demonstrates expertise in a variety of the field's concepts, practices, and procedures. Relies on extensive experience and judgment to plan and accomplish goals. Performs a variety of tasks. Leads and directs the work of others. A wide degree of creativity and latitude is expected.

ADDENDUM C

Approved Non-US Farms

Business Activity Exemptions

Description of Business Activity

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ADDENDUM D

EMPLOYEE NONDISCLOSURE AND INVENTION
AND
COPYRIGHT ASSIGNMENT AGREEMENT

In consideration of my employment by US Farms or any of its subsidiaries and affiliates (“Employer”):

1.

I will promptly disclose to Employer in writing all discoveries, concepts and ideas, whether patentable or unpatentable, including but not limited to processes, designs, innovations, inventions, formulas, methods, and techniques, as well as improvements and know-how related thereto, made, conceived, reduced to practice or earned by me while in Employer’s employ, either solely or jointly with others during my employment (“Employer Inventions”).  This Agreement shall not apply to any Invention developed entirely on my own time without using Employer’s equipment, supplies, facilities or trade secret information, except for those items and inventions that either: (i) relate, at the time of conception or reduction to practice of the invention, to Employer’s business or any of the products or services being developed, manufactured or sold by Employer or which may conveniently be used in relation therewith, or actual, or demonstrably anticipated research or development of Employer, or (ii) result from any work performed by me for Employer.

THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE.

(a)

I hereby assign to Employer all of my right, title and interest in and to all such Employer Inventions and to applications for United States and/or foreign letters patent and to United States and/or foreign letters patent granted upon such Employer Inventions.

(b)

I will acknowledge and deliver promptly to Employer such written instruments and do such other acts, such as giving testimony in support of my inventorship as may be necessary in the opinion of Employer to obtain and maintain United States and/or foreign letters patent and to vest the entire right and title thereunto in Employer.

(c)

I agree that, except for works listed on the attached Schedule 1, which list the Employer and I may jointly add to from time to time, title to any and all copyrights, copyright registrations and copyrightable subject matter which occurs as a result of my employment by Employer shall be the sole and exclusive property of Employer, and that such works comprise works made for hire.  I hereby assign, and agree to assign, all of said copyrights to Employer.

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(d)

I have listed on the attached Schedule 2, all unpatented, but potentially patentable, ideas and inventions conceived before my employment with Employer and which are exempt from the obligations of this Agreement.

(e)

In the event Employer is unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right of protection relating to any Employer Inventions, I hereby irrevocably designate and appoint Employer and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by me.

2.

As a direct or indirect consequence of my employment with Employer, I have been and will/may be exposed to highly sensitive and confidential information (some of which I may in the past have, or may in the future, develop or contribute to) not generally, if at all, known or available to persons or entities not in some way affiliated with Employer and/or affiliates  (“Confidential Information”).  Confidential Information shall include, without limitation, all: (i) information that has or could have commercial value or other utility in the business in which Employer and its affiliates are engaged or contemplate engaging in; and (ii) all information the unauthorized disclosure of which could be detrimental to the interests of Employer and/or its affiliates, whether or not such information is identified as Confidential Information by Employer.  By example, and without limitation, Confidential Information includes:  financial statements and records, illustrations, prototypes, models, whether patentable or unpatentable, trade secrets, know-how, concepts and other data, trademarks, copyrights, design features, or configurations of any kind, procedures, demonstrations, methods, processes, uses, manufacturing information, techniques, formulas, improvements, research and development data, pamphlets, books, reports or other documents, inspection procedures, apparatuses, compounds, compositions, combinations, programs, software and works of authorships, whether discovered, conceived, developed, made or produced, research and development projects; strategic alliances; confidential information of other entities or companies with whom Employer or its affiliates may enter into joint ventures, strategic alliances or other business relationships; the identity of consultants and assistants; future advertising and marketing methods and plans; detailed sales and pricing information and formulas; budgets; product performance; sources of products; production and distribution methods or procedures; business methods, procedures and plans; licensing arrangements; customer product preferences and requirements; and, additional information relating to financial, marketing, technical, developmental and/or other business aspects, of Employer and/or Employer’s affiliates.  I agree and understand that any and all of the foregoing is considered by Employer to be of a highly confidential nature and as a trade secret.  The term “Confidential Information” shall not include any information obtained by me through (i) industry publications which are disseminated to or can be acquired by businesses in the industry, (ii) Dodge Reports and Dun & Bradstreet and any similar information services, (iii) any Chamber of Commerce or other trade association reports,

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or (iv) reports from governmental agencies.  In furtherance of the foregoing, I agree as follows:

(a)

To refrain from reproducing or making any summary, extract or abridgement of, other than in the regular course of business, or removing, any business record, document, schematic, drawing, instrument, component or any other item dealing with the Confidential Information without prior written consent therefor.

(b)

To refrain from discussing with any other person or persons, whether or not said persons are in the employ of Employer, any aspect of the Confidential Information, except as said discussions directly relate to completion of the particular task at hand and/or in compliance with instructions to do so.

(c)

To accept and maintain the Confidential Information on a confidential basis and to protect and safeguard same against unauthorized publication or disclosure.  I will not be justified in disregarding the obligation of confidentiality by selecting individual pieces of public information and fitting them together by use of integrated disclosure to contend that such Confidential Information is in the public domain.

(d)

Other than in furtherance of my employment with Employer, not to use, directly or indirectly, for my own or for my future employer’s advantage, any Confidential Information earned during my employment with Employer and which is not made publicly known (through no fault of mine).

(e)

Not to disclose, publicize, reveal or make available, directly or indirectly, any of the Confidential Information to any firm, person, or entity whatsoever, except for a disclosure which is required, if at all, by statute, order of court or otherwise by law, and then only after first advising Employer of such demand with reasonably sufficient advance notice, if possible, so as to afford Employer an opportunity to seek a protective order.

(f)

Upon termination of my employment, to turn over to a designated individual employed by Employer all property then in my possession, custody or immediate control belonging to Employer.  I will not retain any original, copy, summary or abridgement of any document which contains Confidential Information, including correspondence, memoranda, reports, calendars, contracts, notebooks, drawings, photos or other documents relating in any way to the affairs of Employer or to the affairs of its affiliated companies and which are entrusted to me or developed by me at any time during my employment with Employer, all of which, will be delivered to Employer immediately upon termination of my employment.

(g)

Not to interfere with the relationship between and/or among Employer and its consultants, agents, employees or others working on research and development projects or providing services or products to or for Employer, nor disclose the identity of said individuals and/or entities so long as not otherwise generally known in the trade.

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3.

Notwithstanding the definition of “Confidential Information,” I understand that I shall not be liable for disclosure to any third party or use of any Confidential Information which: (i) at the time of disclosure or thereafter becomes a part of the public domain through no act or omission by me; (ii) has been independently generated, discovered or perfected by me and is listed on the attached Schedule 2; (iii) is subsequently and lawfully disclosed to me by a third party, which third party did not acquire the information under an obligation of confidentiality from or through Employer; or (iv) is required to be disclosed as a matter of law.

4.

I acknowledge and agree that the Confidential Information, and the strict confidentiality thereof, materially affects the successful conduct of Employer’s business and its goodwill; therefore, any breach of the terms of this Agreement by me is a material breach thereof, and may result in termination of my employment, the imposition of injunctive relief, and liability for damages sustained by Employer.  In furtherance of the foregoing, I agree to pay all costs, expenses and attorneys’ fees as incurred by Employer in the enforcement of this Agreement.

5.

No modification or waiver of this Agreement or any of its provisions shall be binding upon Employer unless made in writing and signed on behalf of Employer by one of its officers (other than me).  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and such invalid or unenforceable provision shall be reformed to the extent possible in order to give its intended effect and/or meaning.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

6.

This Agreement together with my Employment Agreement with Employer supersedes any and all agreements between me and Employer with respect to the subject matter hereof.

7.

In the event of any controversy, dispute or claim arising out of or relating to this Agreement, the Employer and I agree as follows:

(a)

I acknowledge and agree that any breach by me of this Agreement, including but not limited to, disclosure of any information that, at law or in good conscience or equity, should remain confidential, may give rise to irreparable injury to Employer which will not be adequately compensable by damages.  Accordingly, Employer may seek and obtain injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to all other legal remedies, if any, that may be available.  I acknowledge and expressly agree that the covenants contained herein are necessary for the protection of the legitimate business interests of Employer and its affiliates and are reasonable in scope and content, and I hereby waive, to the maximum extent permitted by applicable law, any requirement that Employer or any other person post a bond in order to obtain equitable relief.

(b)

Except as otherwise set forth in subparagraph 7(a), all claims, disputes and other matters in controversy (collectively, “Dispute”) arising, directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual,

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and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the arbitration provisions of Section 11.8 of the Employment Agreement between me and Employer.

8.

The covenants and agreements undertaken herein shall survive termination of my employment.

I have read and fully understand the foregoing, and by affixing my signature below, I agree to be fully bound hereby.

Dated: August 7,2007

Employee:

/s/ Iradiemr Shadfar

Print Name:

Iradiemr Shadfar

Schedule 1
to Addendum D

Copyrighted And Copyrightable Work Exempt From
This Employee Nondisclosure And Invention
And Copyright Assignment Agreement

Description of Work

Employee’s Signature

Employer’s Signature

None

Schedule 2
to Addendum D

Unpatented But Potentially Patentable
Ideas And Inventions
Conceived Prior To Employment With Employer

Description of Ideas & Inventions

Employee’s Signature

Employer’s Signature

None

ADDENDUM E

SECONDARY COMMENCEMENT DATE CERTIFICATION

Employer and Employee hereby agree that the Secondary Commencement Date is established as August 7, 2007.

Employer /s/ Yan Skwara         Employee /s/Iradiemr Shadfar

              Yan Skwara                              Iradiemr Shadfar

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